Exhibit 99.1

FOR IMMEDIATE RELEASE	NR12-12

Dynegy Inc. Files Voluntary Petition to Reorganize under Chapter 11; Sets Stage for Merger with Dynegy Holdings, LLC

HOUSTON, TX (July 6, 2012) — Dynegy Inc. (Dynegy) (NYSE: DYN) today filed a voluntary petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division. The Chapter 11 case of Dynegy’s wholly-owned subsidiary, Dynegy Holdings, LLC (Dynegy Holdings) is pending in the same court. The filing was made to facilitate the implementation of the transactions contemplated under the Amended and Restated Settlement Agreement entered into, by and among Dynegy, Dynegy Holdings, and certain Dynegy Holdings Debtors and the primary creditor constituencies in the Dynegy Holdings Chapter 11 case. Among other things, the settlement, which has already been approved by the court, provides for Dynegy and Dynegy Holdings to merge and for the administrative claim granted to Dynegy in the Dynegy Holdings Chapter 11 case to be transferred out of Dynegy for the benefit of its shareholders. Both of these matters are the subject of a pending motion in Dynegy Holdings’ case. Subject to obtaining additional relief from the court in Dynegy’s case, the filing will also permit the solicitation of votes on the Companies’ joint Chapter 11 plan to commence. It is contemplated that upon completion of the merger, Dynegy Inc. will be the surviving entity. All assets will then be held under a single holding company, thus eliminating a layer from the corporate structure.

Dynegy subsidiaries that own and operate the Company’s coal-fired and gas-fired businesses were separately financed during 2011 and are therefore not included in today’s Chapter 11 filing. They will continue to operate their businesses in the ordinary course. Dynegy has sought customary first-day relief designed to ensure a smooth transition into Chapter 11 administration. Among other things, this relief, if granted by the Bankruptcy Court, will ensure that the Company has sufficient cash and liquidity to fund its continuing operations and all administrative obligations incurred during the Chapter 11 process.

Dynegy is represented by White & Case LLP and advised by Lazard Frères & Co. LLC.

Court documents, frequently asked questions (FAQs), claims forms and other updates for the Dynegy and Dynegy Holdings LLC Chapter 11 cases can be found at http://dm.epiq11.com/dynegyholdingsllc.

ABOUT DYNEGY

Dynegy’s subsidiaries produce and sell electric energy, capacity and ancillary services in key U.S. markets. The Dynegy Power, LLC power generation portfolio consists of approximately 6,771 megawatts of primarily natural gas-fired intermediate and peaking power generation facilities. The Dynegy Midwest Generation, LLC portfolio consists of approximately 3,132 megawatts of primarily coal-fired baseload power plants. The DNE portfolio consists of approximately 1,693 megawatts from two power plants which are primarily natural gas-fired peaking and baseload coal generation facilities.

FORWARD LOOKING STATEMENTS

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning the Chapter 11 proceedings for Dynegy Inc., the merger between Dynegy Inc. and Dynegy Holdings, LLC, and the Amended and Restated Settlement Agreement. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its most recent Form 10-K, as amended, and subsequent reports on Form 10-Q. In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this press release could be affected by, among other things, (i) beliefs and assumptions regarding our ability to continue as a going concern; (ii) ability to obtain approval of the Bankruptcy Court with respect to the debtors’ motions in the Chapter 11 cases and to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases and to consummate all the transactions contemplated by the restructuring support agreement; (iii) Dynegy’s ability to sell the operations associated with the Roseton and Danskammer facilities to one or more third parties in connection with the rejection of the related leases under the Chapter 11 cases; (iv) the anticipated effectiveness of the overall restructuring activities and any additional strategies to address our liquidity and our capital resources including accessing the capital markets (v) limitations on our ability to utilize previously incurred net operating losses or alternative minimum tax credits; (vi) the timing and anticipated benefits to be achieved through Dynegy’s company-wide cost savings programs, including its PRIDE initiative; (vii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (viii) beliefs that control over Dynegy Holdings and its consolidated subsidiaries will likely revert to Dynegy upon emergence of Dynegy Holdings from bankruptcy with Dynegy assuming the obligations of Dynegy Holdings, resulting in reconsolidation; (ix) expectations regarding compliance with Dynegy’s new credit agreements, including collateral demands, interest expense and other payments; (x) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (xi) beliefs, assumptions and projections regarding the demand for power, generation volumes and commodity pricing, including natural gas prices and the impact on such prices from shale gas proliferation and the timing of a recovery in natural gas prices, if any; (xii) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (xiii) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the anticipation of higher market pricing over the longer term; (xiv) beliefs and assumptions regarding our ability to enhance or protect long-term value for stockholders; (xv) the effectiveness of Dynegy’s strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (xvi) beliefs and assumptions about weather and general economic conditions; (xvii) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability, Dynegy’s focus on safety and its ability to efficiently operate its assets so as to capture revenue generating opportunities and operating margins; (xviii) beliefs about the outcome of legal, regulatory, administrative and legislative matters; and (xix) expectations regarding performance standards and estimates regarding capital and maintenance expenditures, including the Consent Decree and its associated costs and performance standards. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

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